EXHIBIT 23.3


               [LETTERHEAD OF STEVENS & LEE, P.C.]


                        October 16, 1998




Board of Directors
Penns Woods Bancorp, Inc.
115 South Main Street
Jersey Shore, Pennsylvania  17440

Gentlemen:

     We are acting as counsel to Penns Woods Bancorp, Inc.
("Penns Woods") in connection with the proposed merger of The
First National Bank of Spring Mills, a national banking association, with and into Penns Woods.

     We hereby consent to the filing of our tax opinion as
Exhibit 8.1 to Penns Woods' Registration Statement on Form S-4 and to the use of our name under the section entitled "The Merger -- Tax Consequences" of the Proxy Statement/Prospectus.

                                   Very truly yours,

                                   /s/ STEVENS & LEE